EXHIBIT 31

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the common stock, $0.001 par value per share, of TeraWulf Inc. This Joint Filing Agreement shall be included as an exhibit to such joint filing and may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement.

Date: October 14, 2022

STAMMTISCH INVESTMENTS LLC

By: /s/ Paul B. Prager
 Name: Paul B. Prager
 Title:President and Manager

PAUL B. PRAGER

/s/ Paul B. Prager

BAYSHORE CAPITAL LLC

By: /s/ Bryan Pascual
 Name: Bryan Pascual
 Title:Chief Executive Officer, President and
 Secretary

BRYAN PASCUAL

/s/ Bryan Pascual

LUCKY LIEFERN LLC

By: /s/ Paul B. Prager
 Name: Paul B. Prager
 Title:President and Manager

EXHIBIT 31

HEOROT POWER HOLDINGS, LLC

By: /s/ Paul B. Prager
 Paul B. Prager
 Managing Member

SOMERSET OPERATING COMPANY, LLC

By: /s/ Paul B. Prager
 Paul B. Prager
 Managing Member

ALLIN WULF LLC

By: /s/ Paul B. Prager
 Paul B. Prager
 President